Non-Employee Director – Initial Award	Exhibit 10.2

QUOTIENT TECHNOLOGY INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Quotient Technology Inc. (f/k/a Coupons.com Incorporated) (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Quotient Technology Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	%%LAST_NAME%-%, %%FIRST_NAME%-%
Date of Grant:	%%OPTION_DATE,'Month DD, YYYY'%-%
Total Number of Units:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%, subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vesting Start Date:	[Date Service Commences]
Vested Units:

Except as provided in the Restricted Stock Units Agreement or the Plan, and provided that the Participant’s Service as a Director has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
	Prior to first anniversary of Vesting Start Date	0
	On first anniversary of Vesting Start Date (the “Initial Vesting Date”)	1/4
Plus
	For each additional period of one year of the Participant’s Service from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/4

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

QUOTIENT TECHNOLOGY INC.		PARTICIPANT

By:
	Connie Chen	Signature
General Counsel, Compliance Officer & Secretary
Date
Address:	400 Logue Avenue
	Mountain View, California 94043	Address

ATTACHMENTS:	2013 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

2013 EIP Notice of Grant of RSUs Directors Initial (rev 10302017)